Exhibit 99

Avnet, Inc. 2211 South 47th Street Phoenix, AZ 85034

PRESS RELEASE

December 5, 2002

Avnet, Inc. to Participate in Raymond James IT Supply Chain Conference

Phoenix, Arizona — Avnet, Inc. (NYSE:AVT) today announced it will participate in the Raymond James & Associates IT Supply Chain Conference to be held in New York on December 12, 2002 at 10:05 a.m. Eastern Time. Avnet’s presentation will be broadcast live over the Internet at www.ir.avnet.com. Interested parties should log on to the Web site 15 minutes prior to the presentation time to register for the event and download any necessary software.

Also available at www.ir.avnet.com are recent Webcast events, including Avnet’s presentation at the CSFB Technology Conference on December 4, 2002 and the Company’s First Quarter Earnings Announcement, along with FAQs regarding Avnet’s Debt and Liquidity Position.

Additional Information

Phoenix, Arizona-based Avnet, Inc., a Fortune 500 and Fortune Global 500 company, is one of the world’s largest distributors of semiconductors, interconnect, passive and electromechanical components, enterprise network and computer equipment, and embedded sub-systems from leading manufacturers. Serving customers in 63 countries, Avnet markets, inventories and adds value to these products and provides world-class supply-chain management and engineering services. Please feel free to visit Avnet’s investor relations Web site at www.ir.avnet.com.

Contact:

John J. Hovis
Vice President and Director, Investor Relations
investorrelations@avnet.com
480-643-7053

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